UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 9, 2003



                      Innovative Micro Technology, Inc.
            (Exact name of Registrant as Specified in its Charter)



         Delaware                    01-06635                 95-1950506
      (State or Other        (Commission File Number)        (IRS Employer
      Jurisdiction of                                     Identification No.)
      Incorporation)


                               75 Robin Hill Road
                            Goleta, California 93117
               (Address of principal executive office) ( Zip Code)


      Registrant's telephone number, including area code: (805) 681-2800



         ___________________________________________________________
        (Former name or former address, if changed since last report)




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Item 4.  Changes in Registrant's Certifying Accountant

      On April 9, 2003, Innovative Micro Technology, Inc. (the "Company") received notice from Deloitte & Touche LLP that it was resigning as the Company's auditor. The Audit Committee of the Board of Directors of the Company accepted the resignation.

      The report of Deloitte & Touche LLP on the Company's financial statements for each of the last two completed fiscal years expressed an unqualified opinion and included an explanatory paragraph relating to uncertainty regarding the Company's ability to continue as a going concern.

      During the fiscal years ended September 28, 2002 and September 29, 2001, and the interim period between September 29, 2002 and April 9, 2003, there has been no disagreement with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statements disclosures, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

      During the fiscal years ended September 28, 2002 and September 29, 2001, and the interim period between September 29, 2002 and April 9, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

      The Company has requested that Deloitte & Touche LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 16, 2003, is filed as Exhibit 16.1 to this Form 8-K.


Item 7.  Financial Statements and Exhibits

      (a)  Not applicable.

      (b)  Not applicable.

      (c) Exhibits. The following is a list of exhibits filed as a part of this report.

Exhibit
Number                          Description
_______                         ___________

16.1   Letter of Deloitte & Touche LLP regarding change in independent auditors.












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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 16, 2003                INNOVATIVE MICRO TECHNOLOGY, INC.

                                    By: /s/ Peter T. Altavilla
                                        ________________________
                                        Peter T. Altavilla
                                        Secretary and Chief Financial Officer










































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